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                                                                    EXHIBIT 99.3

                           FIRST STERLING BANKS, INC.
                               676 CHASTAIN ROAD
                            KENNESAW, GEORGIA 30144
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 23, 2000
      (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST STERLING
                                  BANKS, INC.)



    The undersigned shareholder of First Sterling Banks, Inc. hereby appoints Edward C. Milligan, P. Harris Hines, Harry L. Hudson, Jr. and Eugene L. Argo and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of the Shareholders of First Sterling to be held in Kennesaw, Georgia, on May 23, 2000, at 5:00 p.m., local time, or at any adjournment thereof:


    (1) PROPOSAL TO MERGE MAIN STREET BANKS INCORPORATED INTO FIRST STERLING BANKS, INC.


        FOR [ ] AGAINST [ ] ABSTAIN [ ] with respect to the approval of that certain Merger Agreement between Main Street Banks Incorporated and First Sterling, pursuant to which Main Street Banks will be merged into First Sterling and the issuance of up to 8,917,290 shares of First Sterling stock to Main Street Banks shareholders in exchange for their Main Street Banks stock as described in more detail in the Joint Proxy Statement/Prospectus dated
April 24, 2000.


    (2) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF FIRST STERLING BANKS, INC.


        FOR [ ] AGAINST [ ] ABSTAIN [ ] with respect to the approval of the Restated Articles of Incorporation of First Sterling Banks, Inc. which amends the present Articles of Incorporation of First Sterling Banks, Inc. to increase the number of shares that First Sterling Banks, Inc. is authorized to issue from 10,000,000 to 50,000,000 shares of common stock and provides that a director must be elected by a majority of the outstanding shares as described in more detail in the Joint Proxy Statement/ Prospectus dated April 24, 2000.


    (3) PROPOSAL TO ELECT THREE CLASS III DIRECTORS OF FIRST STERLING
       BANKS, INC.

        The election of the following named persons each to serve as a Class III Director for a three-year term expiring at the 2003 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

    [  ] For all the nominees listed below (except as marked to   [  ] Withhold authority to vote for all nominees listed
         the contrary below)                                           below

(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee's name or names listed below.)

          P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan
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    (4) PROPOSAL TO APPROVE THE 1999 DIRECTORS STOCK OPTION PLAN


    FOR [ ] AGAINST [ ] ABSTAIN [ ] with respect to the approval of the First Sterling Banks, Inc. 1999 Directors Stock Option Plan as described in more detail in the Joint Proxy Statement/Prospectus dated April 24, 2000.


    (5) In their discretion, upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

    The Proxy will be voted as directed. If no direction is given, the Proxy will be voted FOR Proposals (1) through (4).

Dated: ____________________________________________________________, 2000.
                                           _____________________________________
                                                       (Print Name)

                                           _____________________________________
                                               (Signature(s) of Shareholder)

                                           PLEASE DATE AND SIGN EXACTLY AS NAME
                                           APPEARS HEREON. IF SHARES ARE HELD
                                           JOINTLY, EACH SHAREHOLDER SHOULD
                                           SIGN. AGENTS, EXECUTORS,
                                           ADMINISTRATORS, GUARDIANS, TRUSTEES,
                                           ETC., SHOULD USE FULL TITLE, AND, IF
                                           MORE THAN ONE, ALL SHOULD SIGN. IF
                                           THE SHAREHOLDER IS A CORPORATION,
                                           PLEASE SIGN FULL CORPORATE NAME BY AN
                                           AUTHORIZED OFFICER.